As filed with the Securities and Exchange Commission on December 11, 2007
Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CaseyCorp Enterprises, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	3669	98-0523910
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

CaseyCorp Enterprises, Inc.
410 Park Avenue, 15th Floor
New York, NY 10022
Tel: (888) 251-3422
Fax: (212) 504 2800

 (Address and telephone number of principal executive offices)

CaseyCorp Enterprises, Inc.
410 Park Avenue, 15th Floor
New York,, NY 10022
Tel: (888) 251-3422
Fax: (212) 504 2800

(Address of Principal Place of Business or Intended Principal Place of Business)

EastBiz.com, Inc.
5348 Vegas Drive
Las Vegas, NV 89108
Tel: 702-871-8678

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value (1)	3,000,000	$0.05	(2)	$150,000	$4.61

Common Stock, $0.0001 par value (3)	3,000,000	$0.05	(2)	$150,000	$4.61
Total	6,000,000			$300,000	$9.22

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
There is no current market for the securities. Although the registrant’s common stock has a par value of $0.0001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.05 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)	Represents up to a maximum of 3,000,000 shares of common stock, par value $0.0001 per share, to be offered and sold by the registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2008

PROSPECTUS

CASEYCORP ENTERPRISES, INC.

THE SALE BY CASEYCORP ENTERPRISES, INC.
OF UP TO 3,000,000 SHARES OF COMMON STOCK AT $0.05 PER SHARE

AND
THE RESALE BY CERTAIN SELLING SHAREHOLDERS
OF 3,000,000 SHARES OF COMMON STOCK AT $0.05 PER SHARE

This prospectus relates to (i), the sale of up to 3,000,000 shares of common stock, par value $0.0001 per share, to be offered and sold by CaseyCorp Enterprises, Inc. and (ii) the resale of 3,000,000 shares of common stock, par value $0.0001 per share, of CaseyCorp Enterprises Inc., which are issued and outstanding and will be offered and sold by such holders.

The 3,000,000 shares to be offered by us will be newly-issued shares of common stock. The shares will be offered and sold at a price of $0.05 per share. They will be offered on a "best efforts basis." The shares will be offered and sold by our directors and officers, and no underwriters or broker-dealers will be involved in such offering. The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus. It will terminate 180 days after such effective date, but such termination date may be extended for up to an additional 90 days in our discretion. We reserve the right to terminate the offering at an earlier date, in its sole discretion, even if no shares are sold.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account. Funds received for the payment of shares subscribed for in the offering will be deposited into a bank account maintained by it and under its control and be immediately available for its use. Such funds will not be placed into escrow, trust or any other similar arrangement. All funds received will be retained by us for our use and will not be refunded.

The 3,000,000 shares to be resold are shares of our common stock which are issued and outstanding and will be offered and sold by such holders. Such shares will be offered and sold at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over-The-Counter Bulletin Board or a similar electronic inter-dealer quotation system. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2008

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this Prospectus, references to the “Company,” the “Registrant,” “we,” “our” or “us” refer to CaseyCorp Enterprises, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

CaseyCorp Enterprises, Inc. was incorporated on February 21, 2007 in the State of Nevada. We have not generated any revenue to date and are a development stage company. We are focused on developing and distributing advanced surveillance and security products. Currently, due to increased global terrorist threats and crime prevention activities, we believe that there is a growing need for flexible and technologically advanced security and surveillance products. We hope to offer security and surveillance products that will include digital, audio, video and a third generation photoelectric transmission technology security platform which is focused on enabling our product users to have uninterrupted, high quality security surveillance capabilities. We hope that our applications will allow users, such as municipal police departments, office buildings, banks, retail and wholesale operations, to better monitor and protect their respective areas of purview. This offering will provide us with an infrastructure platform to effectuate our business plan.

Our offices are currently located at 410 Park Avenue, 15th Floor, New York 10022. Our telephone number is (888) 251-3422. We do not currently have a functioning website.

The Offering

Securities offered:
(i) 3,000,000 shares of common stock, which are issued and outstanding and will be offered and sold by the holders thereof; and

(ii) 3,000,000 shares of common stock, to be offered and sold by our Company

Offering price:	$.05 per share per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Shares outstanding prior to offering:	11,000,000

Shares outstanding after offering:	14,000,000, if the maximum of 3,000,000 shares of common stock is sold in our primary offering.

Market for the common shares:
There is no market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:
If we are successful at selling the maximum of 3,000,000 shares we are offering, our proceeds from this offering will be $150,000. We intend to use these proceeds towards expenses related to this offering, office facilities and equipment, software development, marketing, general and administrative expenses, and working capital. See the section below entitled “Use of Proceeds.”

We will not receive any proceeds from the sale of shares by the selling stockholders.

Summary Financial Information

		For The Period February 21, 2007 (Inception) To September 30, 2007
Statement of Operations Data:		(Unaudited)
Revenues		$-
Net Loss		$(2,103)
Net Loss Per Common Share - Basic and Diluted	$	( .00)
Weighted Average Common Shares Outstanding -Basic and Diluted		10,486,486

		September 30, 2007
		(Unaudited)
Working Capital		$26,197
Total Assets		$43,697
Stockholders’ Equity		$43,697

RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS FOR GROWTH COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISK FACTORS RELATED TO OUR COMPANY

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. CaseyCorp Enterprises, Inc. was established on February 21, 2007. Although we have only begun initial investigations into the development and distribution of advance surveillance and security products, we may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. We have not generated any revenues to date. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development of our core software and the implementation of our marketing plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs to allow us to continue as a going concern. Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period February 21, 2007 (inception) to September 30, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

If we are able to effectuate our business plan, we will depend on others for sales of our products, which may place us at a competitive disadvantage and negatively affect sales and profitability.

If we are able to effectuate our business plan, we expect that our products will be brought to market by third party distributors. To date, we have no product and have not entered into any agreements with distributors. Even if we are successful in effectuating our business plan, we may never be able to establish successful relationships with third party distributors and the failure to procure these relationships would have a material adverse effect on our ability to timely provide our products and secure sales, which would adversely affect our operating results and stock price.

Since our officers and directors work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days per week when required.

As our two officers, Mr. Israel Levi and Mr. Yehoshua Lustig have no technical training or experience in the development of security and surveillance equipment, we will have to hire qualified consultants. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

As neither of our executive officers have any training or experience in the development of high-tech security and surveillance products, we will have to hire qualified consultants to perform various necessary tasks. Additionally, due to their lack of experience, our executive officers may make incorrect management decisions and choices regarding the development and product marketing. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to operate our business, develop a marketing program and address all necessary infrastructure concerns. We anticipate that we will require a minimum of $100,000 to fund our continued operations for the next twelve months. We hope to raise this capital through our public offering after the registration statement relating to this prospectus is declared effective by the Securities and Exchange Commission. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We may not be able to compete with current and potential security and surveillance product developers, some of whom have greater resources and experience than we do.

The security and surveillance market is intensely competitive and subject to rapid change. We do not have the resources to compete with new or existing security and surveillance product developers. If we are able to effectuate our business plan, we will compete with many security and surveillance product development companies which have significantly greater personnel, financial and managerial resources than we do. Such competition from other companies with greater resources and reputations may result in our failure to effectuate our business plan.

Our two principal stockholders, who are our officers and directors, own a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officers and directors, in the aggregate, beneficially own approximately or have the right to vote 73% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

• election of our board of directors;
• removal of any of our directors;
• amendment of our Articles of Incorporation or bylaws; and
• adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISK RELATED TO THE SECURITY AND SURVEILLANCE TECHNOLOGY INDUSTRY

 The Company may experience price reductions, reduced gross margins and loss of market share if we are unable to successfully compete.

Competition for security and surveillance products is intense and is expected to increase. If we are able to successfully enter the security and surveillance technology market, such intense competition could result in low prices, gross margins and market share, and could have a material adverse effect on our business, financial condition and results of operations. We will compete with other developers and distributors of high-tech security and surveillance products. Some potential competitors may have formed business alliances with other competitors that may affect the Company’s ability to work with some potential customers. In addition, if some of our potential competitors merge, a stronger competitor may emerge. As a result of these factors, our potential competitors may be able to respond more quickly to new or emerging technologies, changes in customer requirements, and changes in the political, economic or regulatory environment security industry. These potential competitors may be in a position to devote greater resources to the development, promotion and sale of their products than our Company. We may not be able to compete successfully against future competitors, and such competitive pressures could materially adversely affect our business, financial condition and operating results.

Rapid technological change and evolving market may render our products obsolete and less competitive.

The market for the security and surveillance products and services is characterized by rapidly changing technologies, evolving industry standards and new product introductions and enhancements that may render any products we develop obsolete or less competitive. As a result, any position we may acquire in the security and surveillance market could erode rapidly due to unforeseen changes in the features and functions of competing products, as well as the pricing models for such products. The Company's future success will depend in part upon our ability to enhance our products and services and to develop and introduce new products and services to meet changing customer requirements. The process of developing products and services such as those we intend to offer is extremely complex and is expected to become increasingly complex and expensive in the future as new technologies are introduced.

We may not be able to compete with current and potential manufacturers and distributors of advance surveillance and security products, some of whom have greater resources and experience than we do.

The market for advance surveillance and security products is intensely competitive. A number of the Company's competitors are more established, benefit from greater name recognition and have substantially greater financial, technical and marketing resources than the Company. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations.

Any product we develop may have a lengthy sales cycle and we may not be able to anticipate sales levels appropriately, which could impair our profitability.

Some security and surveillance products and services are designed for medium to large commercial, industrial and government facilities desiring to protect valuable assets and/or prevent intrusion into high security facilities in the United States and abroad. Given the nature of security and surveillance products and the customers that purchase them, sales cycles can be lengthy as customers conduct intensive investigations and deliberate between competing technologies and providers. For these and other reasons, any product we develop may involve sales cycle associated with security and surveillance products and services and subject to a number of significant risks over which we have little or no control.

RISKS RELATING TO OUR COMMON SHARES

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, 11,000,000 of which are issued and outstanding. We can therefore issue up to an additional 489,000,000 shares of common. The future issuance of our common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

• that a broker or dealer approve a person's account for transactions in penny stocks; and
• the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

• obtain financial information and investment experience objectives of the person; and
• make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

• sets forth the basis on which the broker or dealer made the suitability determination; and
• that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 5,000,000 shares of “blank check” preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

THE OFFERING

This prospectus relates to the following: (a) the offering and sale by our Company of up to an aggregate of 3,000,000 shares of the Company’s common stock, par value $0.0001 per share; and (b) the resale of 3,000,000 issued and outstanding shares of the Company’s common stock, par value $0.0001 per share, to be offered and sold by the holders thereof. Such shares will be offered and sold at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The shares to be offered and sold by us will be offered on a “best efforts basis.” The shares will be sold by our directors and officers on our behalf, and no underwriters or broker-dealers will be involved in such offering. The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus. It will terminate 180 days after such effective date, but such termination date may be extended for up to an additional 90 days in our discretion. We reserve the right to terminate the offering at an earlier date, in our sole discretion, even if no shares are sold.

The 3,000,000 shares to be resold are shares of our common stock, par value $0.0001 per share, which are issued and outstanding and will be offered and sold by the holders thereof. Such shares were offered and sold by us at a purchase price of $0.015 per share to the selling security holders in private placements conducted in March 2007 to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulation S promulgated thereunder.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the 3,000,000 shares of common stock being offered by the selling security holders.

We will receive proceeds from the sale of up to 3,000,000 shares of common stock being offered by our Company. If the sale of the maximum amount of shares being offered herein is achieved, of which there is no assurance, we estimate that the net proceeds from this offering will be approximately $125,000, after deducting $25,000 for estimated offering expenses, which include legal, accounting and filing fees. The proceeds are expected to be disbursed, in the priority listed below, during the first twelve (12) months after the successful completion of the offering as set forth in the table below. The table below sets forth our anticipated use of proceeds if 3,000,000 shares or 1,500,000 shares are sold in the offering.

	Sale of 3,000,000 Shares	Sale of 1,500,000 Shares
Net Proceeds:	$125,000	$50,000

The net proceeds will be used as follows:

Software Development:	$60,000	$25,000

Marketing:	$20,000	$5,000

Working Capital:	$45,000	$20,000

Totals:	$125,000	$50,000

That portion of the net proceeds not required for immediate expenditure may be deposited into an interest-bearing account or invested in short-term government notes, treasury bills, or similar obligations of financial institutions, at our sole discretion.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company and our selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily by our Board of Directors after consideration of the price at which they believed investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

8,000,000 shares of our presently issued and outstanding shares of common stock were issued to certain shareholders who were involved in the founding of the Company and to our officers and directors at par value in consideration for cash payments aggregating $800. The remaining 3,000,000 shares of our presently issued and outstanding shares of common stock were issued to the selling shareholders at a purchase price of $0.015 per share in private placements conducted in March 2007 pursuant to the exemptions from registration under the Securities Act provided by Regulation S promulgated thereunder. In contrast, all of the shares offered hereby are being offered at $.05 per share. Accordingly, the shares offered hereby are being offered at a price significantly more than the price paid by our founders, officers, and directors, for shares of common stock purchased by them.

“Dilution,” as the term is used herein, is a reduction in the value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the common shares after the purchase takes place. "Net tangible book value" represents the amount of total tangible assets less the amount of total liabilities divided by the number of shares of our common stock outstanding. This dilution arises mainly from the arbitrary decision as to the offering price per share and the lower book value of the shares currently outstanding. As we are a development stage company with no assets, operations or revenues at this time, there is no reasonable measure of the net tangible book value per share for our outstanding common stock.

The following table summarizes the dilution which investors participating in the offering would incur and the benefit to current shareholders as a result of this offering, if 3,000,000 shares or 1,500,000 shares are sold (after deducting any legal, accounting, printing, or other offering costs incurred in connection with this offering).

	Sale of 3,000,000 Shares	Sale of 1,500,000 Shares

Net Tangible Book Value Per Share Prior to the Offering	$.002	$.002

Increase in Net Tangible Book Value Per Share Attributable to this Offering	$.012	$.006

Net Tangible Book Value Per Share After this Offering	$.014	$.008

Dilution of New Investors	$.036	$.042

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada on February 21, 2007. We are a development stage company. We have not generated any revenue to date and our operations have been limited to organizational, start-up, and fund raising activities. In March 2007, we raised an aggregate of $45,000 from 36 investors in a private placement. These funds were used by us primarily in preparation for this offering. We currently have no employees other than our officers, who are also our directors.

The address of our principal executive office is 410 Park Avenue, 15th Floor, New York, NY 10022. Our telephone number is (888) 251-3422 and our facsimile number is (212) 504-2800. We do not have a website at this time.

The Company

CaseyCorp Enterprises, Inc. is a development stage company which was incorporated on February 21, 2007 in the state of Nevada. We have not yet commenced operations, other than organizational matters in connection with this offering.

We are focused on developing and distributing advanced surveillance and security products. Currently, due to increased global terrorist threats and crime prevention activities, there is a growing need for technologically advanced security and surveillance products. We hope to offer security and surveillance products that will include digital, audio, video and a third generation photoelectric transmission technology security platform which is focused on enabling our product users to have uninterrupted, high quality security surveillance capabilities. Our goal is to improve security and surveillance capabilities by providing quality products to municipalities, businesses and organizations that require reliable security measures. We hope that the Company’s applications will allow users, such as municipal police departments, office buildings, banks, retail and wholesale operations, to better monitor and protect their respective areas of purview.

We anticipate providing our surveillance and security products to customers through direct sales or distribution of equipment, as well as the installation and maintenance for all of our hardware and software sold. The various products that we will develop will be of a flexible and modular architecture to allow our products and software to be installed one application at a time or all at once, and to integrate easily with software developed by other vendors or the client. This enables our clients to install our software without the disruption and expense of replacing their existing software systems to gain additional functionality.

We have not commenced operations other than in connection with this offering. Our director and officers have no experience in the business of security and surveillance equipment.

We do not have sufficient capital to operate our business and will require additional funding to sustain operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our Market

We have identified three primary markets for our security and surveillance products and software solutions. Initial marketing will focus on direct sales to municipalities, office buildings and retail establishments. Once a strong customer is established we wish to enter the governmental sector.

Objectives

Our goal is to improve security and surveillance capabilities by providing quality products to municipalities, businesses and organizations that require reliable security measures with an innovative third generation digital security platform along with high quality surveillance equipment.

The Company has no revenues at this time. As of September 30, 2007, we had approximately $26,000 in cash. It is our belief that this will suffice until we are quoted on the NASD Over the Counter Bulletin Board. We are offering up to a total of 3,000,000 shares of common stock on a best efforts basis. The offering price is $0.05 per share. Once any shares are subscribed, accepted and paid for, the purchase price paid to us will be immediately used by us and there will be no refunds.

Proceeds from the sale of the 3,000,000 shares of common stock to be sold by the Company will be used for the creation of beta programming, completion of a website and the purchase of the necessary hardware and software for future development. If it turns out that we do not have enough money to effectuate our business plan, we may attempt to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we may have to suspend or cease operations.

Product Development

Our products are intended to assist municipalities, businesses and organizations that require reliable security measures to improve operations and optimize effectiveness. We believe that once we are able to offer our customers an innovative third generation digital security platform along with high quality surveillance equipment, we will improve the technological and communication problems currently plaguing the surveillance and security arena. Our equipment and software will eventually allow our customers to integrate and upgrade their current surveillance. As providing products for all these various potential clients would constitute dozens of intricate programs that would require considerable time and financial resources to create, we intend to approach product development in an incremental fashion.

•
Stage 1 - Our initial efforts will be to create a beta third generation surveillance programming platform which will be designed to allow viewing of surveillance equipment feeds to our clients through easy and secure internet access. This will allow our customers direct viewing access via any internet portal to the area of surveillance. Additionally, we would need to insure that our programming platform will be compatible with the state of the art CCTV’s currently available. When creating the beta products, we will utilize the assistance of a wide array of professionals including security professionals, programmers, website developers and marketing experts. Initially, we hope to employ these professionals on a per diem or consulting basis.

•
Stage 2 - Once our surveillance programming platform is operational and revenue generating we intend to use any earned revenue we may receive to commence development of our own closed caption television cameras and lenses. This equipment will assist security minded organizations to improve their surveillance capabilities in numerous areas. These benefits will include improved integration, increased access and the ability to consolidate their maintenance concerns. By incrementally adding to our products in a methodical fashion we hope to attract and retain a broad customer base.

•
Stage 3 - To be effective on a long term basis it will be a major imperative for us to remain relevant and interesting to our customer base. We expect that creative and useful programming must be developed on a continued basis and will remain an expense for the foreseeable future. This need is further exaggerated by the ever changing needs of the security field. Additionally, increased programming will allow us to add to our product line and that will allow the company to increase corporate revenue.

The incremental approach described above, will allow us to begin product development on a limited financial budget. As revenues increase, additional programs can be developed. Ultimately, we would like to have a product line that offers our clients an efficient and easy way to monitor and secure their respective objectives.

Marketing

Upon completion of our beta programs, the company will have a need for a detailed marketing plan that will afford for a wide exposure of our services to our preferred markets. Our preferred markets would include:

•	Municipalities

•	Office Buildings/Complexes

•	Retail Organizations

•	Warehouses

•	Government Facilities

We hope to target our preferred markets with a thorough a direct sales approach as well as an advertising campaign that would include online and traditional print.

We expect to distribute our products through various means including on a subscription basis via remote application-hosting services as an Application Service Provider (ASP) or licensed and installed locally.

We recognize that our current management does not have sufficient marketing experience to create and execute an effective marketing plan. Accordingly, it is our intention to seek out a consulting firm(s) that specializes in this arena. Currently, we are focusing our efforts on developing a request for proposal for prospective marketing firms. Generally we are seeking firms with experience in the security and surveillance systems market.

Although the Company generally anticipates that once the Registration Statement is declared effective and its shares are quoted on the NASD Bulletin Board, that we will need to raise additional funds, we have no specific plans, understandings or agreements with respect to such an offering, and may seek to raise the required capital by other means. No arrangements have been made with any third party with respect to such a private offering and we have given no contemplation with respect to the securities to be offered or any other issue with respect to any offering. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Competition

The security surveillance industry is highly competitive. The products we plan to introduce will encounter strong competition from many other companies, including many with greater financial resources than ours.

As the security surveillance industry market continues to expand, we expect there to be significant competition from companies similar to ours, as well as from larger and more established companies. Our competitors include:

1.
Vicon Industries, Inc. engages in the design, manufacture, assembly, and marketing of a range of video systems and system components used for security, surveillance, safety, and control purposes by various end users. The company's product line consists of various elements of a video system, including network video encoders, decoders, servers, and related video management software; analog and Internet protocol cameras; digital recorders; display units; matrix switchers; robotic camera dome systems; and system controls. Its products are used in office buildings, manufacturing plants, warehouses apartment complexes, shopping malls, and retail stores; federal, state, and local governments for national security purposes; municipal facilities; prisons; and military installations; financial institutions, such as banks, clearing houses, and brokerage firms and depositories; transportation departments; gaming casinos; and health care facilities, including hospitals, primarily psychiatric wards and intensive care units. Vicon Industries sells its products primarily to installing dealers, system integrators, government entities, and distributors in the United States, Europe, Scandinavia, and the Middle East. The company was founded in 1967 and is based in Hauppauge, New York.

2.
GVI Security Solutions, Inc., through its subsidiaries, provides video surveillance and security solutions to the homeland security, professional, and business-to-business markets. It offers a combination of closed circuit televisions, digital video recorders, access control, rapid access portals, software systems, and networking products that enhance life safety for government agencies and the private sector. The company's video surveillance and integrated security solutions include black and white, and color cameras, which include motion detection, and low light day/night resolution; waterproof and weather resistant cameras; dome and pinhole cameras and casings; a range of lenses; black and white, color, plasma, and flat screen monitors; videocassette and digital recorders, and hard disk recorders; video transmission equipment; digital video processors and recorders, switchers, and video management systems; digital video recording software; and hardware and software, which enable intelligent video surveillance. It also designs and manufactures building access portals. The company serves distributors, system integrators, government agencies, and private sector businesses in the United States. GVI Security offers its products and services through local, regional, and national system integrators, as well as through distributors, internal sales force, and independent representatives. The company was founded in 1993 and is based in Carrollton, Texas.

3.
China Security & Surveillance Technology, INC. (CSCT) is a holding company that owns two direct subsidiaries, Safetech and CSST China. Safetech is a holding company that owns both Golden and CSST HK. CSST HK in turn owns Cheng Feng. CSCT’s primary business operations are conducted through its indirect subsidiaries Golden and Cheng Feng. Goldens business is focused on manufacturing, distributing, installing and maintaining security and surveillance systems in China. Cheng Fengs business is focused on the manufacturing, marketing and sales of security and surveillance related hardware as well as the development and integration of software.

Employees

We have no full time employees at this time. All functions, including development, strategy, negotiations and clerical are currently being provided on a voluntary basis by our two officers.

Description of Property

We do not lease or own any real property. We currently maintain our corporate offices at 410 Park Avenue, 15th Floor, New York, NY 10022. We currently pay rent of $150, on a month to month basis, for this space. We believe that this space will be sufficient until we start generating revenues and need to hire employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of CaseyCorp Enterprises, Inc. And the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

CaseyCorp Enterprises, Inc. is focused on developing and licensing proprietary software solutions for healthcare providers, health care professionals and health insurance companies. With adequate funding we feel that we are well positioned to execute our business plan.

Plan of Operation

Over the course of the next twelve month period we plan to focus our efforts on software development with the objective of creating a beta practice management program which will be designed to automate and streamline a number of administrative functions required for operating a medical organization/practice. We recognize that our current management and Board of Directors do not have sufficient business planning experience to create these systems. Accordingly, it is our intention to seek out a consulting firm(s) and programmers that specializes in this arena. Upon completion of our business plan we will need to raise additional funds to retain the services of computer programming professionals. Additionally, we will utilize this time period to actively seek out qualified individuals who can assume key management positions to assist the company in attaining its’ stated goals.

Liquidity and Capital Resources

Our balance sheet as of September 30, 2007 reflects cash in the amount of $26,197. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

We do not have sufficient resources to effectuate our business plan. We expect to incur a minimum of $50,000 in expenses during the next twelve months of operations. We estimate that this will be comprised mostly of development and operating expenses including; $25,000 towards software development, $5,000 towards marketing materials and website. Additionally, $20,000 will be needed for general overhead expenses such as for reimbursed expenses, corporate legal and accounting fees, office overhead and general working capital. Accordingly, we will have to raise the funds to pay for these expenses. We might do so through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. We potentially will have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below is certain information regarding our board of directors and our executive officers including their names, ages, and business experience.

Name	Age	Positions and Offices Held
Israel Levy 410 Park Avenue 15th Floor New York, NY 10022	29	Director, Chairman, Chief Executive Officer, President and Treasurer

Yehoshua Lustig 410 Park Avenue 15th Floor New York, NY 10022	28	Director and Secretary

Mr. Israel Levy has been our Chairman, Chief Executive Officer, President, Treasurer and a Director since the Company’s inception. Mr. Levy currently owns and operates a small software development firm and has been doing so since the fall of 2001. His area of expertise is assisting start-up medical practices to implement effective surveillance systems. Prior to starting his own consulting business in Jerusalem, Israel, Israel worked as a software programmer at the office of LygroTech in Jerusalem, Israel during the period of 1999 through the summer of 2001.

Mr. Yehoshua Lustig has been our Secretary and a Director since the Company’s inception. Mr. Lustig is currently an accounting tutor to university students in Tel-Aviv and Jerusalem, Israel. Yehoshua has operated in this capacity since the summer of 2003. For two years prior, Yehoshua served as a teaching assistant for high school mathematics. Additionally, Yehoshua intends to return to school on a part-time basis to earn a masters degree in accounting.

There are no familial relationships among any of our directors or officers. None of our directors or officers is a director in any other U.S. reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm is our auditors.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on February 21, 2007, we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on February 21, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no long-term equity incentive plans.

Outstanding Equity Awards

None of our directors or executive officers holds unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on February 21, 2007, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 4, 2007, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 11,000,000 shares of our common stock issued and outstanding as of December 4, 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o CaseyCorp Enterprises, Inc., 410 Park Avenue, 15th Floor, New York, NY 10022.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Israel Levy	7,500,000	68%

Yehoshua Lustig	500,000	5%

All directors and executive officers as a group (two persons)	8,000,000	73%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 21, 2007 by action taken by our board of directors, we issued 7,500,000 shares of our common stock to Israel Levy, our President, Chief Executive Officer, Chairman, and Director. The shares were issued in consideration for the payment of a purchase price equal to the par value of the shares, $0.0001 per share, which amounted in the aggregate to $750. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Levy was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 21, 2007 by action taken by our board of directors, we issued 500,000 shares of our common stock to Yehoshua Lustig, our Secretary and Director. The shares were issued in consideration for the payment of a purchase price equal to the par value of the shares, $0.0001 per share, which amounted in the aggregate to $50. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Lustig was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of December 4, 2007, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.015 per share in private placements made in March 2007, pursuant to the exemptions from the registration under the Securities Act provided by Regulation S of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 11,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Common	Number of Shares offered by Selling	Number of Shares Owned by Selling Security holder After Offering and Percent of Total Issued and Outstanding Held Before the Offering(1)
	Shares	Security	Number	Percentage
Name of Selling Security Holder	Owned	Holder	of Shares	of Class
1) Shulamit Levi	50,000	50,000	0	*
2) Amos Saada	50,000	50,000	0	*
3) Saadia Orksi	50,000	50,000	0	*
4) Maish Lapidot	50,000	50,000	0	*
5) David Deutsch	50,000	50,000	0	*
6) Yonathan Davis	50,000	50,000	0	*
7) Yehiel Hetzroni	50,000	50,000	0	*
8) Ophira Shaviv	50,000	50,000	0	*
9) Dan Marans	50,000	50,000	0	*
10) Jonathan Chiceo	50,000	50,000	0	*
11) Sima Wetzler	50,000	50,000	0	*
12) Aryeh Koenigsberg	50,000	50,000	0	*
13) Batsheva Schur-Lefcoe	50,000	50,000	0	*
14) Daniel Elul	50,000	50,000	0	*
15) Alyssa Aftel	50,000	50,000	0	*
16) Bayla Kurtz	50,000	50,000	0	*
17) Deborah Wigman	50,000	50,000	0	*
18) Annette Aaronson	50,000	50,000	0	*
19) Meir Perry	50,000	50,000	0	*
20) Mimi Kamilar	50,000	50,000	0	*
21) Rebecca Rubinstein	50,000	50,000	0	*
22) Boaz Ophar	50,000	50,000	0	*
23) Michele Grafstein	100,000	100,000	0	*
24) Rebecca Poch	100,000	100,000	0	*
25) Ronni Suna	100,000	100,000	0	*
26) Miriam Deutsch	100,000	100,000	0	*
27) Paula Burg	100,000	100,000	0	*
28) Eliezer Schenkolewski	100,000	100,000	0	*
29) Hadassah Strahl	100,000	100,000	0	*
30) Sue Gershon	100,000	100,000	0	*
31) Joshua Persky	100,000	100,000	0	*
32) Allison Rosenbaum	200,000	200,000	0	1.82
33) Bayla Barron	200,000	200,000	0	1.82
34) Doni Waxman	200,000	200,000	0	1.82
35) Nancy Hershkowitz	200,000	200,000	0	1.82
36) Sharona Rosenberg	200,000	200,000	0	1.82

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)
Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 11,000,000 shares of common stock issued and outstanding as of December 4, 2007.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting Fees and Expenses	$10,000.00

SEC registration fee	$9.22

Legal fees and other expenses	$15,000.00

Total	$25,009.22

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTCBB. We do not yet have a market maker who has agreed to file such application.

Offering by our Company

We are offering up to a maximum of 3,000,000 shares of our common stock by direct public offering on a "best efforts basis." The offering price is $0.05 per share. The shares will be sold on our behalf by our officers and directors. None of our officers or directors will receive any commissions or proceeds from the offering for selling shares on our behalf. No brokers, dealers or finders or agent for commission are involved in this offering.

The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus. It will terminate 180 days after such effective date, but such termination date may be extended for up to an additional 90 days in our discretion. We reserve the right to terminate the offering at an earlier date, in our sole discretion, even if no shares are sold.

There are no other minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account. Funds received by us for the payment of shares subscribed for in the offering will be deposited into a bank account maintained by us and under our control and be immediately available for our use. All funds received by us will be retained by us for our use and will not be refunded.

As noted above, we will sell the shares in this offering through our officers and directors. Such persons will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are namely: (1) The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; (2) The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; (3) The person is not at the time of their participation, an associated person of a broker/dealer; and (4) The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement relating to this prospectus is declared effective by the SEC, do we intend to hold investment meetings in various states where the offering will be registered. We will not utilize the Internet or any form of paid media to advertise our offering, but rather through meetings arranged by our officers and directors and their business associates and his friends or relatives who may also distribute the prospectus to potential investors, to see who are interested in us and in making a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up or trust agreement, implicit or explicit.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "CaseyCorp Enterprises, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Resale by Selling Security Holders

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(b) privately negotiated transactions;

(c) market sales (both long and short to the extent permitted under the federal securities laws);

(d) at the market to or through market makers or into an existing market for the shares;

(e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Underwriters

We have no underwriter and do not intend to have one. In the event that we or any selling shareholder qualifying shares under this SB-2 sells or intends to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this SB-2 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

At December 4, 2007, there were 11,000,000 common shares outstanding which were held by 38 stockholders of record.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Until such time as a transfer agent is retained, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 common stock with par value of $0.0001, of which 11,000,000 shares are issued and outstanding as of December 4, 2007. Each holder of our shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock with par value of $0.0001, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

FINANCIAL STATEMENTS

CASEYCORP ENTERPRISES, INC
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
CaseyCorp Enterprises, Inc.

We have audited the accompanying balance sheet of CaseyCorp Enterprises, Inc. (a Development Stage Company) (“the Company”) as of September 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period February 21, 2007 (inception) to September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CaseyCorp Enterprises, Inc. at September 30, 2007, and the results of its operations and its cash flows for the period February 21, 2007 (inception) to September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for the period February 21, 2007 (inception) to September 30, 2007, has had no revenues and has not commenced planned principal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wolentz, Lafazan & Company, P.C.
WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
November 29, 2007

CASEYCORP ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
SEPTEMBER 30, 2007

ASSETS
Current Assets:
Cash	$26,197

Total Current Assets	26,197

Deferred Offering Costs	17,500

Total Assets	$43,697

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:	$-

Total Current Liabilities	-

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock, $.0001 par value; 5,000,000 shares authorized, none issued and outstanding	$-
Common Stock, $.0001 par value; 500,000,000 shares authorized, 11,000,000 shares issued and outstanding	1,100
Additional Paid-In Capital	44,700
Deficit Accumulated During the Development Stage	(2,103)

Total Stockholders’ Equity	43,697

Total Liabilities and Stockholders’ Equity	$43,697

The accompanying notes are an integral part of these financial statements.

CASEYCORP ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FEBRUARY 21, 2007 (INCEPTION) TO SEPTEMBER 30, 2007

Net Revenues	$-

Costs and Expenses:
General and Administrative Expenses	1,000
Start Up Costs	1,103

Total Costs and Expenses	2,103

Net Loss	$(2,103)

Basic and Diluted Loss Per Share	$(.00)

Weighted Average Common Shares Outstanding	10,486,486

The accompanying notes are an integral part of these financial statements.

CASEYCORP ENTERPRISES, INC..
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FEBRUARY 21, 2007 (INCEPTION) TO SEPTEMBER 30, 2007

			Additional	Deficit Accumulated During
	Common Stock		Paid-In	the Development
	Shares	Amount	Capital	Stage	Total
Balance, February 21, 2007	-	$-	$-	$-	$-

Common Stock Issued to Founders
at $.0001 Per Share	8,000,000	800	-	-	800

Common Stock Issued to Private
Investors at $.015 Per Share	3,000,000	300	44,700	-	45,000

Net Loss for the Period	-	-	-	(2,103)	(2,103)

Balance, September 30, 2007	11,000,000	$1,100	$44,700	$ (2,103)	$43,697

The accompanying notes are an integral part of these financial statements.

CASEYCORP ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FEBRUARY 21, 2007 (INCEPTION) TO SEPTEMBER 30, 2007

Cash Flows from Operating Activities:
Net Loss	$(2,103)
Adjustments to Reconcile Net Loss to Net Cash Used
in Operating Activities:
Changes in Assets and Liabilities	-

Net Cash Used in Operating Activities	(2,103)

Cash Flows from Investing Activities:	-

Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	45,800
Payments of Deferred Offering Costs	(17,500)

Net Cash Provided by Financing Activities	28,300

Increase in Cash	26,197

Cash - Beginning of Period	-

Cash - End of Period	$26,197

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-
Income Taxes Paid	$-

The accompanying notes are an integral part of these financial statements.

CASEYCORP ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies

Organization

CaseyCorp Enterprises, Inc. (“the Company”) was incorporated on February 21, 2007 under the laws of the State of Nevada. The Company has selected December 31 as its fiscal year.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7. The Company intends to develop and distribute advanced surveillance and security products. There is no assurance, however, that the Company will achieve its objectives or goals.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101). SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

Advertising Costs

Advertising costs will be charged to operations when incurred. The Company did not incur any advertising costs during the period ended September 30, 2007.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

CASEYCORP ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies (Continued)

Deferred Offering Costs

Deferred offering costs represents costs incurred in connection with the proposed initial public offering of the Company’s common stock. Upon successful completion of such offering, the aggregate offering costs will be charged to additional paid-in capital. In the event that the proposed offering is unsuccessful, the aggregate offering costs will be charged to operations in the appropriate period.

Research and Development

Research and development costs will be charged to expense in the period incurred. The Company did not incur any research and development costs during the period ended September 30, 2007.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash approximates fair value because of the immediate or short-term maturity of this financial instrument.

Recently Issued Accounting Pronouncements

SAB 108

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108). SAB 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB 108 requirements that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. The Company has considered the SAB 108 to be not material.

SFAS 157

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for the Company’s year end 2008, although early adoption is permitted. The Company has considered SFAS 157 to be not material.

CASEYCORP ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Going Concern

The Company is a development stage Company and has not commenced planned principal operations. The Company had no revenues and incurred a net loss of $2,103 for the period February 21, 2007 (inception) to September 30, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. The Company currently plans to raise gross proceeds of approximately $150,000 through an offering 3,000,000 shares of its common stock at $.05 per share. There can be no assurances that the Company will be able to raise the additional funds it requires.

NOTE 3 - Common Stock

In February 2007 the Company issued 8,000,000 shares of common stock at $.0001 per share to the two founders of the Company for $800.

In March 2007 the Company sold 3,000,000 shares of common stock at $.015 per share for $45,000 to private investors.

NOTE 4 - Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our By-laws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange

Commission registration fee	$9.22
Legal fees and miscellaneous expenses (1)	$15,000.00
Accounting fees and expenses (1)	$10,000.00
Total (1)	$25,009.22

(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On February 21, 2007 by action taken by our board of directors, we issued 7,500,000 shares of our common stock to Israel Levy, our President, Chief Executive Officer, Chairman, and Director. The shares were issued in consideration for the payment of a purchase price equal to the par value of the shares, $0.0001 per share, which amounted in the aggregate to $750. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Levy was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 21, 2007 by action taken by our board of directors, we issued 500,000 shares of our common stock to Yehoshua Lustig, our Secretary and Director. The shares were issued in consideration for the payment of a purchase price equal to the par value of the shares, $0.0001 per share, which amounted in the aggregate to $50. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Lustig was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In March 2007, we issued 3,000,000 shares of common stock to 36 investors. The purchase price paid for such shares was $0.015 per share, amounting to an aggregate of $45,000. The shares were offered and sold in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S promulgated thereunder. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the shares and the date of the execution and delivery of the subscription agreement for such shares, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant*

3.2	By-Laws of Registrant*

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered*

10.1	Form of Regulation S Subscription Agreement *

23.1	Consent of Wolinetz, Lafazan, and Company, P.C.*

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(a)(4)

For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned Registrant  to the purchaser.

(C) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(D) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 6, 2007.

CASEYCORP ENTERPRISES, INC.

By:	/s/ Israel Levy
Name: Israel Levy Title: President, Chief Executive Officer, Chairman, Treasurer and Director (Principal Executive, Financial, and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Israel Levy, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

December 6, 2007	/s/ Israel Levy	Israel Levy	Chairman, President, Chief Executive Officer, Treasurer and Director (Principal Executive, Financial, and Accounting Officer)

December 6, 2007	/s/ Yehoshua Lustig	Yehoshua Lustig	Secretary and Director